Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Your Event, Inc., of our report dated January 28, 2009 on our audit of the financial statements of Your Event, Inc. as of November 30, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended and from inception on October 30, 2007 through November 30, 2008, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 30, 2009



                  6490 West Desert Inn Rd, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501

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